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                                                                      Exhibit(j)

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 20, 2003 and November 25, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Reports to Shareholders of The Prudential Investment Portfolios, Inc. (consisting of Jennison Growth Fund, Jennison Equity Opportunity Fund and Dryden Active Balanced Fund, formerly Prudential Jennison Growth Fund, Prudential Jennison Equity Opportunity Fund and Prudential Active Balanced Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
December 2, 2003